UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2006

(Exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
11760 U.S. Highway One Suite 500 North Palm Beach, Florida (Address of principal executive offices)	33408 (Zip Code)

Registrant’s telephone number, including area code:  (561) 630-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

On August 2, 2006, Bankrate, Inc. (the “Company”) announced via press release that the Company entered into an agreement pursuant to which the Company will acquire three websites owned and operated by East West Mortgage, Inc. for $4.4 million in cash. The transaction is subject to the approval of the Company’s Board of Directors. A copy of the Company’s press release is included herein as Exhibit 99.1 and incorporated herein by reference.

Also on August 2, 2006, the Company announced via press release the Company’s results for the three-month and six-month periods ended June 30, 2006. A copy of the Company’s press release is included herein as Exhibit 99.2 and incorporated herein by reference.

The information furnished under Items 2.02 and 7.01 of this Current Report, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Text of press release of Bankrate, Inc. regarding the agreement to acquire three websites, dated August 2, 2006.
99.2	Text of press release of Bankrate, Inc. regarding financial results for the three-month and six-month periods ended June 30, 2006, dated August 2, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: August 2, 2006	By:	/s/ Edward J. DiMaria
Edward J. DiMaria
Senior Vice President Chief Financial Officer